EXHIBIT NO. 5

                       OPINION OF COUNSEL RE LEGALITY


                                       July 11, 1997

Fonar Corporation
110 Marcus Drive
Melville, NY  11747

Dear Sirs:

         I refer to the Registration Statement on Form S-3 to which this opinion is an Exhibit being filed by Fonar Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 4,909,767 Warrants (the "Warrants") and 4,909,767 shares of Common Stock underlying the Warrants (the "Common Stock") to be issued pursuant to the terms of a Stipulation of Settlement (the "Settlement") in the case of Rubenstein v. Damadian et al. and Fonar in the Court of Chancery of Delaware (New Castle County).

         As counsel for the Company, I have examined the originals or photostatic or certified copies of such records, certificates and instruments of the Company, certificates of officers of the Company and of public officials and such other instruments and documents as I have deemed relevant and necessary for the purposes of rendering the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

         Based upon the foregoing, I am of the opinion that the Warrants and the Common Stock have been duly and validly authorized and when issued and delivered in accordance with the terms of the Settlement and Warrants will be legally issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.


                                       Very truly yours,


                                       /s/ Henry T. Meyer, Esq.
                                       Henry T. Meyer, Esq.
                                       General Counsel